Exhibit 24
POWER OF ATTORNEY
KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHRISTOPH FEDDERSEN and JOHN SCARBOROUGH, JR., each and individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, for him or her in any and all capacities, to sign the Annual Report on Form 10-K of L3Harris Technologies, Inc., a Delaware corporation, with respect to the fiscal year ended January 2, 2026, and to sign any and all amendments to such Annual Report on Form 10-K and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorneys-in-fact or agents or their substitutes, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in counterparts.

Date: February 12, 2026.

/s/ CHRISTOPHER KUBASIK	/s/ HARRY HARRIS, JR.
Christopher Kubasik	Harry Harris, Jr.
Chairman and Chief Executive Officer	Director

/s/ KENNETH BEDINGFIELD	/s/ LEWIS HAY III
Kenneth Bedingfield	Lewis Hay III
Senior Vice President, Chief Financial Officer and President, Missile Solutions	Director

/s/ JOHN CANTILLON	/s/ RITA LANE
John Cantillon	Rita Lane
Vice President, Principal Accounting Officer	Director

/s/ SALLIE BAILEY	/s/ ROBERT MILLARD
Sallie Bailey	Robert Millard
Director	Director

/s/ THOMAS DATTILO	/s/ DAVID REGNERY
Thomas Dattilo	David Regnery
Director	Director

/s/ ROGER FRADIN	/s/ EDWARD RICE, JR.
Roger Fradin	Edward Rice, Jr.
Director	Director

/s/ JOANNA GERAGHTY	/s/ CHRISTINA ZAMARRO
Joanna Geraghty	Christina Zamarro
Director	Director

/s/ KIRK HACHIGIAN
Kirk Hachigian
Director